Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File No. 333-269284) on Form S-8 and Registration Statement (File No. 333-262505) on Form S-4 of our report dated March 30, 2023, with respect to the financial statements of CrossingBridge Advisors, LLC as of December 31, 2021 and for the year ended December 31, 2021, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Brown, Edwards & Company, L.L.P.

Lynchburg, Virginia
March 30, 2023